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                                                                      EXHIBIT 21


                            THE LUBRIZOL CORPORATION




                                                    % OF     STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                           OWNERSHIP  OF INCORPORATION

Lubrizol do Brasil Aditivos, Ltda.                 100%         Brazil
Lubrizol Canada Limited                            100%         Canada
Lubrizol de Chile Limitada                         100%         Chile
Lubrizol China, Inc.                               100%         Ohio
Lubrizol Coating Additives Company
   G.m.b.H.                                        100%         Germany
Lubrizol Espanola, S.A.                            100%         Spain
Lubrizol Europe B.V.                               100%         The Netherlands
Lubrizol France S.A.                               99.995%      France
Lubrizol Gesellschaft m.b.H.                       100%         Austria
Lubrizol G.m.b.H.                                  100%         Germany
Lubrizol International Inc.                        100%         Cayman Islands
Lubrizol International Management
   Corporation                                     100%         Nevada
Lubrizol Italiana, S.p.A.                          100%         Italy
Lubrizol Japan Limited                             100%         Japan
Lubrizol Limited                                   100%         United Kingdom
Lubrizol Metalworking Additives
   Company, Inc.                                   100%         Nevada
Lubrizol de Mexico, S. de R.L.                     100%         Mexico
Lubrizol de Mexico Comercial S. de R.L.
   de C.V.                                         100%         Mexico
Lubrizol Overseas Trading Corporation              100%         Delaware
Lubrizol Scandinavia AB                            100%         Sweden
Lubrizol Servicios Tecnicos S. de R.L.             100%         Mexico
Lubrizol South Africa (Pty.) Limited               100%         South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                100%         Singapore
Lubrizol de Venezuela C.A.                         99.9%        Venezuela
CPI Engineering Services, Inc.                     100%         Michigan
Engine Control Systems, Ltd.                       100%         Canada
Gate City Equipment Company, Inc.                  100%         Georgia
Gateway Additive Company                           100%         Pennsylvania
Hyrolec Technical Services Limited                 100%         United Kingdom



AFFILIATES

Industrias Lubrizol S.A. de C.V.                    40%         Mexico
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                     50.05%         China
Lubrizol India Limited                              40%         India
Lubrizol Transarabian Company Limited               49%         Saudi Arabia
Solub Limited                                       40%         Russia
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                     50.05%         China